Exhibit 99.1

CoreSite Announces Amended and Expanded Credit Facility Increasing Total Borrowing

Capacity to $1.05 Billion

Increases available liquidity to fund ongoing organic growth and development pipeline

Denver, CO — April 20, 2018 — CoreSite Realty Corporation (NYSE:COR), a premier provider of secure, reliable, high-performance data center and interconnection solutions across the U.S., today announced that it has closed on an amended and expanded credit facility with total borrowing capacity of $1.05 billion, including all arrangements with its syndicate of banks.

The amendment and expansion increases the revolving credit facility by an incremental $100 million of borrowing capacity, to $450 million and extends the primary term of the facility to April 2022, with a one-year extension option.

In addition, CoreSite entered into a new five-year, $150 million term loan under the amended credit facility. The new $150 term loan matures in April 2023, and bears interest at a variable rate of LIBOR plus 140 basis points. CoreSite elected to swap the variable interest rate associated with $75 million of the term loan to a fixed rate of approximately 4.11%. As of March 31, 2018, pro forma for the financing and related swap, CoreSite’s ratio of fixed versus variable rate debt would be 47% fixed versus 53% variable, in line with CoreSite’s stated goal of maintaining a balance between fixed and variable-priced instruments in its capital structure.

The proceeds of this term loan are expected to be used to pay down a portion of the current revolving credit facility balance, to fund continued development across CoreSite’s portfolio, and for general corporate purposes.

KeyBank National Association served as administrative agent, and KeyBanc Capital Markets, RBC Capital Markets LLC, Regions Capital Markets, TD Securities (USA) LLC, and Wells Fargo Securities, LLC all served as joint lead arrangers and joint book managers.

“We are pleased to increase our liquidity by $250 million, which supports the continued growth of our company by enabling us to finance existing and future development projects,” said Jeff Finnin, CoreSite’s Chief Financial Officer. “We appreciate the support of our banking relationships to provide us with the financial flexibility to continue to profitably grow and meet our customer needs.”

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 1,200 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 450+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Greer Aviv

Vice President of Investor Relations and Corporate Communications

303-405-1012

Greer.Aviv@CoreSite.com

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: any adverse developments in local economic conditions or the demand for data center space in these markets; operational difficulties, including difficulties relating to information systems, internal processes and information security; significant industry competition; financial market fluctuations; and other factors affecting the real estate industry generally. All forward-looking statements reflect CoreSite’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, CoreSite disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause CoreSite’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in CoreSite’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by CoreSite from time to time with the Securities and Exchange Commission.

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